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                                                                   EXHIBIT 10.77
                                    AGREEMENT


         This agreement ("Agreement") is made this 18th day of May, 1998, between SPACEHAB, Incorporated ("SHI"), a Washington state corporation with its principal office located in Vienna, Virginia and Mitsubishi Corporation, with its principal office located in Tokyo, Japan ("MITSUBISHI"), as contractor to the Japan Broadcasting Agency ("NHK") ("BUYER").

         WHEREAS MITSUBISHI desires to procure SPACEHAB pressurized module services ("SPACEHAB" or "Module") and retain SHI to act as the carrier and interface between the U.S. National Aeronautics and Space Administration's ("NASA") Space Shuttle fleet and the NHK-provided camera hardware aboard a SPACEHAB Module Mission currently manifested as STS-95;

         WHEREAS SHI desires to supply to MITSUBISHI such services and to act as the carrier and interface between the NASA Space Shuttle fleet and the NHK-provided camera hardware aboard a SPACEHAB Module Mission currently manifested as STS-95 ("Mission");

         WHEREAS SHI must immediately begin to perform certain tasks associated with the analytical and physical integration of the NHK-provided camera hardware into the SPACEHAB Module in order to complete these tasks prior to the anticipated launch date; and

         WHEREAS MITSUBISHI, NHK and SPACEHAB have mutually agreed to the Experiment Chargeable Mass policy presented in the Exhibit B table.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.    STATEMENT OF WORK

         SHI will provide, at the times and locations set forth therein and pursuant to the terms and conditions of this Agreement, the supplies and services described in the Statement of Work ("SOW") in Exhibit C. NHK shall provide to SHI the camera (hand-held) and all of its associated support hardware to include, but not limited to, lenses, microphone and cables.

2.    PRICE AND TERMS OF PAYMENT

         MITSUBISHI shall pay SHI a fixed price of 1998 US$280,000 for flight of all NHK-provided camera hardware and all SPACEHAB-provided NHK camera stowage hardware (chargeable mass 10 kg).

         -   98US$         140,000.00    upon execution of this agreement

         -   98US$          70,000.00    upon completion of the Interface Control Document

             98US$          40,000.00    upon delivery of the flight certified camera and associated support hardware to the SPPF

             98US$          28,000.00    STS-95 landing plus one month


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
             Total        $280,000.00

         The actual Chargeable Mass for the NHK-provided camera hardware and its supporting flight hardware shall be determined by SHI using a calibrated scale at the time of installation of each experiment into the module. Any upward deviation in the total measured Chargeable Mass flown on the mission from the Chargeable Mass referred to in Section 1 above shall result in an upward price adjustment for that experiment at the rate of $28,000/kg. The cumulative total of all experiment upward price deviations, which shall not exceed $300,000, shall be paid to SHI at the time of final contract payment above, in addition to the final payment amount, also indicated above.

3.       PAYMENT TERMS AND CONDITIONS

         SHI shall send a Final Accounting/Billing to MITSUBISHI as promptly as possible after completion of the last service provided by SHI under this Agreement. The Final Accounting/Billing will contain a final accounting under the Agreement and address additional payment requirements, if any, from MITSUBISHI. If, as a result of final Accounting/Billing, an additional MITSUBISHI payment is required, such payment shall be due 60 days after the billing date of the Final Accounting/Billing.

4.       MISSION DELAYS

         In the event STS-95 is delayed, suspended, or postponed, there may be additional charges to MITSUBISHI as specified in the following circumstances:

         a.     Delay caused by NASA

                MITSUBISHI pays only additional service costs, if any, required/provided by NASA and/or SHI.

         b.     Delay caused by SHI

                MITSUBISHI pays only additional service costs, if any, required/provided by NASA.

         c.     Delay caused by MITSUBISHI/NHK

                MITSUBISHI pays any additional NASA costs charged to SHI which may be required or caused by any delay, suspension or postponement of the launch in excess of the 72 hours allowable delay for which NASA does not charge.

                - MITSUBISHI pays for any additional costs incurred by SHI for services provided by NASA and/or SHI.

5.        OPTIONAL SERVICES

         There are no defined optional services.


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6.       APPLICABILITY OF NASA/SHI SPACE SHUTTLE AGREEMENTS

         SHI and MITSUBISHI acknowledge that performance of the services described in this Agreement and the SOW depends upon the agreement(s) governing NASA's lease of the Module for STS-95 or any other missions covered herein ("NASA Contracts"). Any changes to these NASA/SHI agreement(s) that are imposed by NASA and which prevent SHI from providing the services described herein shall not constitute a breach of this Agreement by either SHI or MITSUBISHI. In the event of such changes by NASA, SHI, and MITSUBISHI agree to negotiate an equitable adjustment to this Agreement that satisfies both parties as well as NASA's new requirements. If there are any conflicts between this Agreement and the requirements of the NASA Contracts applicable to this Agreement, the NASA Contracts terms and conditions shall take precedence.

7.       EXCHANGE OF DOCUMENTATION AND INFORMATION

         SHI and BUYER shall exchange all documents and information required for each party to fulfill its responsibilities under this Contract in accordance with the SPACEHAB/NASDA/NHK STS-95 Confidentiality & Nondisclosure Contract.

8.       PERMITS AND LICENSES

         SHI shall obtain any permit or license that may be required to provide the services to be furnished under this Agreement. MITSUBISHI will be responsible for obtaining any permit or license that may be required to perform an activity unique to the NHK-provided camera that is not included in the foregoing, such as tests involving use of radioactive materials or particular requirements of MITSUBISHI's own government(s), or governmental authorities outside the United States.

9.       ALLOCATION OF CERTAIN RISKS AND LIMITATION OF LIABILITY

         a.      a.        Inter-Party Waiver of Liability.

                In carrying out this Agreement, SHI, ESA/INTOSPACE, and NASA, will respectively utilize their property and employees in the SPACEHAB Payload Processing Facility ("SPPF"), NASA facilities, and during payload processing activities and STS Operations in close proximity to one another and to others. Furthermore, the parties recognize that all participants are engaged in the common goal of meaningful exploration, exploitation and utilization of outer space. In furtherance of this goal, the parties hereto agree to a no-fault, no-subrogation, inter-party waiver of liability pursuant to which each party agrees not to bring claims in arbitration or otherwise against or sue the other party or other customers of SHI, and agrees to absorb the financial and any other consequences arising out of damage to its own property and employees as a result of participation in the payload processing activities and STS Operations, irrespective of whether such damage is caused by SHI, ESA, INTOSPACE, other SHI customers, NASA, or other NASA customers participating in payload processing activities and STS Operations and regardless of whether such damage arises through negligence or otherwise.

         b.     Extension of Inter-Party Waiver.


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                The parties agree that this common goal will also be advanced through extension of the inter-party waiver of liability to other participants in the payload processing activities and STS Operations. Accordingly, the parties agree to extend the waiver as set forth in Section 8a above to the other party's and NASA's contractors and subcontractors at every tier, as third party beneficiaries, whether or not such contractors or subcontractors causing damage bring property or employees to SHI's SPPF or retain title to other interest in property provided by them to be used, or otherwise involved, in the payload processing and Launch Activity. Specifically, the parties intend to protect these contractors and subcontractors from claims, including "products liability" claims, which might otherwise be pursued by the parties, or the contractors or subcontractors of the parties, or other customers of SHI or the contractors or subcontractors of such other customers. Moreover, it is the intent of the parties that each will take all necessary and reasonable steps to foreclose claims for damage by any participant in a payload processing and Launch Activity, under the same conditions and to the same extent as set forth in
                Section 8a above, except for claims between INTOSPACE and its contractors or subcontractors and claims between SHI and its contractors and subcontractors.

         c.     Broad Construction of Inter-Party Waiver.

                The parties intend that the inter-party waiver of liability set forth above be broadly construed to achieve be intended objectives.

         d.     Definitions of "payload processing activity" and "STS
                Operations".

                "Payload processing activity" means all activity conducted at the SPPF or a NASA facility associated with the preparation of the payload(s) (including but not limited to the Exhibit A experiments) for launch and SHI and/or NASA storage of all or a portion of the payload(s), and the handling and transportation of all or a portion of the payload(s) outside the confines of SHI's facility by SHI, NASA, or their contractors or subcontractors:

                "STS Operations" means:

                A.       All Space Shuttle System Activity

                B.       All payload operations

                C. Use of all tangible personal property (including ground support, test, training and simulation equipment related to A & B above).

                D. Research, design, development, test, manufacture, assembly, integration, transportation, or use of materials related to the above items, A, B & C.

                E.       Performance of any activities related to A through D.

         e. The protection of cross waiver of liability for STS Operations herein agreed to shall cover a period of time during which STS Operations are being performed as follows:

                Beginning with the signature of an Agreement or Arrangement with NASA for Space Transportation System services and (i) when any employee, payload or property arrives at a United States Government Installation, or (ii) during transportation of such to the installation by a United States Government Conveyance, or
                (iii) at ingress of such into an


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                Orbiter, for the purpose of fulfilling such Agreement or
                Arrangement, or (iv) the commencement of extravehicular activities by the Shuttle Crew for the purpose of retrieval of the payload, whichever occurs first and Ending with regard to any employee, payload or property, when such employee, payload or property departs (i) a U.S. Government Installation, or (ii) the Orbiter if it lands at other than such Installation, or
                (iii) a U.S. Government conveyance which transports the employee and/or payload and related property from such Installation or Orbiter.

         f.     Risk of Patent Infringement

                (i) SHI agrees to indemnify MITSUBISHI, its officers, employees and agents against any United States Patent infringement costs (including, but not limited to, any judgment against MITSUBISHI by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administrative claim) incurred by MITSUBISHI which are attributable to products, processes or articles of manufacture used in the facilities and Services to be furnished to MITSUBISHI by SHI hereunder.

                (ii) MITSUBISHI agrees to indemnify SHI and NASA, their officers, employees and agents against any United States Patent infringement costs (including, but not limited to, judgment against SHI by a court of competent jurisdiction, reasonable administrative and litigation costs, and settlement payments made as a result of an administration claim) incurred by SHI and/or NASA which are attributable to products, processes or articles of manufacture used in Exhibit A experiments and any supporting equipment and facilities brought to the SHI SPPF by MITSUBISHI or MITSUBISHI's contractors or subcontractors and any activity performed at SHI or NASA facilities by MITSUBISHI or MITSUBISHI's contractors or subcontractors and any activity performed at SHI or NASA facilities by MITSUBISHI or MITSUBISHI's contractors or subcontractors.

         g.     Limitation of SHI and MITSUBISHI Liability

                Notwithstanding any other provisions herein, to the extent that a risk of damage is not dealt with expressly in this Agreement, SHI's and MITSUBISHI's liability under this Agreement, whether or not arising as a result of an alleged breach of this Agreement, shall be limited to direct damages only and shall not include any loss of revenue, profits or other indirect or consequential damages.

10.      ASSISTANCE WITH THIRD PARTY CLAIMS

         In the event a third party claim is asserted against SHI or MITSUBISHI as a result of patent infringement, use of proprietary data, or damage, including claims of their respective contractors or subcontractors, arising from or in connection with the Services provided by SHI under this Agreement, SHI and MITSUBISHI each agree to give prompt notice to the other of any such claim and agree to provide each other with any assistance practicable in the defense against such claim. If a claim asserted against one party is a claim under this Agreement, the party who has agreed to indemnify shall have the right to intervene and defend, the right to control litigation of, and the right to determine the appropriateness of any settlement related to such claim.

11.      WARRANTIES


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         SHI makes no warranties of any kind, express or implied, including any implied warranty of merchantibility or fitness for a particular purpose.

12.      PUBLICITY RELATING TO AGREEMENT

         In cases where one Party intends to use results obtained from this Agreement or advertise his role in this Agreement, it shall first request the other Party for its prior written approval, which shall not be unreasonably withheld.

13.      APPLICABLE LAW

         The Agreement shall be governed by the law of the State of Virginia.

14.      ARBITRATION/DISPUTES

         Disputes arising out of the interpretation or execution of this Agreement which cannot be resolved by negotiation shall, at the request of either Party, (after giving 30 days notice to the other Party) be submitted to arbitration. The arbitration tribunal shall sit in Hannover, Germany. Disputes shall be finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators designated in conformity with those Rules. The decision to submit a dispute shall not excuse either party from the timely performance of its obligations hereunder which are not the subject matter of the dispute. Further, if the lack of resolution of the matter in dispute will adversely impact the timely completion of preparation for launch activities, MITSUBISHI and SHI will perform the matter in dispute in the manner determined by SHI, within the framework of this Agreement and without prejudice to the final resolution of the matter in dispute.

15.      TERMINATION OF SERVICES

         Both parties have the right to terminate this Agreement pursuant to the following conditions only:

         a.      SHI may terminate this Agreement:

                (i) In the event NHK delivers any payload described in the SOW so late beyond the mutually agreed upon delivery date that SHI, in its sole reasonable judgment, is unable to process such payload in time to meet the launch schedule, SHI will terminate this Agreement and shall retain all payments made by MITSUBISHI to the date of termination, and MITSUBISHI is further liable for all costs incurred by SHI as a result of such NHK failure, or

                (ii) in the event of a material breach by MITSUBISHI which MITSUBISHI fails to cure within a reasonable time after written notice received from SHI (or immediately upon a non-curable breach), in which case SHI shall retain all payments made to the date of the termination, and MITSUBISHI is further liable for all costs incurred by SHI resulting from MITSUBISHI's breach of the Agreement or,

                (iii) as a result of any actions or inactions by NASA which prevent the manifesting of the Exhibit A experiments on STS-95, in which case SHI shall be entitled to all applicable payments hereunder received, plus the Integration and Optional Services (if any) actual costs incurred up to the time of termination, as well


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                        as all termination charges which may be imposed by
                        third parties (such as NASA or SHI subcontractors).

         b.     MITSUBISHI may terminate this Agreement:

                (i) without cause at any time before installation of the Exhibit A experiments into the SHI module upon sufficient written notification to SHI of such intent, in which case MITSUBISHI shall be liable for and SHI shall retain all applicable payments hereunder received, plus the Integration and Optional Services (if any) actual costs incurred up to the time of termination, as well as all termination charges which may be imposed by third parties (such as NASA or SHI subcontractors), or,

                (ii) in the event of material breach by SHI which SHI fails to cure in a reasonable time after written notice of such material breach is received from MITSUBISHI, in which case MITSUBISHI will be relieved from making any further payments to SHI subsequent to the material breach hereof.

         c. Termination In Special Cases: MITSUBISHI may at any time terminate this Agreement by giving written notice with immediate effect in any of the following events:

                (i) if SHI becomes insolvent or if its financial position is such that within the framework of its national law, legal action leading towards bankruptcy may be taken against it by its creditors;

                (ii) if SHI resorts to fraudulent practices in connection with the contract, especially by deceit concerning the nature, quality or quantity of the supplies, and the methods or processes of manufacture employed or by the giving or offering of gifts or remuneration for the purpose of bribery to any person in the employ of an NHK Member State or of NHK or acting on its behalf, irrespective of whether such bribes or remuneration are made on the initiative of SHI or otherwise.

16.      ASSIGNMENTS

         No party shall assign to another person or entity any part of its rights under this Agreement, including but not limited to rights for services related to scheduled launches, unless otherwise expressly agreed to by the other party in writing, or as may be required pursuant to law.

17.      NOTICES

         All notices, requests, demands, and other communication hereunder shall be in writing and shall be either (1) personally delivered, (2) sent by mail or reputable overnight delivery service, or (3) transmitted by facsimile machine as follows:

         To SHI:                    Nelda Wilbanks
                                    Contracts Administrator
                                    SPACEHAB, Inc.
                                    1595 Spring Hill Road, Suite 360
                                    Vienna, VA  22182

         To MITSUBISHI:             Kazushi Ochi
                                    Mitsubishi Corporation


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                                    2-6-3 Marunouchi, Chiyoda-ku
                                    Tokyo, Japan  100-86

         The effective date of each notice, demand, request or other communication shall be deemed to be: (1) the date of receipt if delivered personally or by mail or overnight delivery service, or (2) the date of transmission if by facsimile. Either party may change its address or designee for purposes hereof by informing the other party in writing of such action and the effective date of such change.

18.      FORCE MAJEURE

         Neither party shall be liable for delays or breaches hereof resulting from events or acts beyond the control of such party, including but not limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations, and natural disasters. Upon the occurrence of such event, the party whose performance is affected shall use reasonable efforts to notify the other party of the nature and extent of any such condition and negotiate its affects.


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19.      COMPLETE AGREEMENT

         This Agreement constitutes the complete agreement and understanding with respect to the subject matter hereof between the parties.

         Mitsubishi Corporation                SPACEHAB, Inc.


         BY:                                   By:
                -------------------------                -----------------------

         Name:  Kazushi Ochi                      Name:  Nelda Wilbanks
                -------------------------                -----------------------
                General Manager
         Title: Space Systems Unit                Title: Contracts Administrator
                -------------------------                -----------------------


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                                    EXHIBIT A
                                 EXPERIMENT LIST


1. NHK CAMERA (HAND-HELD) AND ALL ASSOCIATED SUPPORT HARDWARE, INCLUDING, BUT NOT LIMITED TO, LENSES, CABLES AND MICROPHONE.


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                                    EXHIBIT C
                     SHI-MITSUBISHI (NHK) STATEMENT OF WORK:

I.       GENERAL DESCRIPTION OF SHI INTEGRATION AND FLIGHT SERVICES

         SHI will provide and maintain a pressurized module ("SPACEHAB") that fits in the cargo bay of the National Aeronautics and Space Administration's ("NASA") Space Shuttle Orbiter ("Shuttle") to act as the carrier and interface between the Shuttle and the NHK-provided camera hardware. The camera will be analytically, physically and operationally integrated with other user payloads into the SPACEHAB. Standard SHI services will include launch into orbit, in-orbit operation by a trained flight crew, return to the launch site and to the SPACEHAB Payload Processing Facility (SPPF), deintegration, and return of camera hardware to NHK. No optional service requirements such as experiment hardware late access and early retrieval will be provided by SPACEHAB.

II.      RESPONSIBILITIES OF SPACEHAB, INC. (SHI)

         PROVISION OF STANDARD SERVICES

         In support of the flight of the NHK-provided camera aboard the SPACEHAB module on STS 95, SHI shall perform the following "standard" services.

         1. SHI will negotiate and execute all agreements with NASA, which are required to manifest the camera aboard SPACEHAB on STS 95.

         2. SHI will provide a primary point of contact (Payload Coordinator) to assist NHK in the provision of the required information and hardware to support STS-95 mission integration milestones and to facilitate all aspects of the mission integration process with NHK.

         3. In cooperation with NHK, SHI will develop an Interface Control Document which defines all required technical and operational interfaces between the NHK camera and the SPACEHAB module.

         4. SHI will integrate the NHK camera into the STS-95 mission operations timeline to accomplish all required video recording objectives. The camera will hand-held only, with all images recorded onboard for post-flight utilization (i.e., no real-time TV downlink will be baselined or provided). Note: SPACEHAB will continue to assess the technical feasibility of connecting the NHK TV camera to our video downlink system so that we may identify any issues should the flight crew desire to use the camera for real-time video at a later time. This will be a secondary objective only.

         5. SHI will develop and publish flight procedures which enable the flight crew to perform all required mission objectives. The NHK camera will be flown as a "shared camcorder" and, consequently, may be used by the flight crew to document other experiment requirements (NASA and commercial) as required to support integrated mission objectives. Best efforts will be made by SPACEHAB to satisfy unique NHK video requirements which will be fully documented in the ICD.


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         6.   SHI will physically prepare the NHK camera hardware for flight at the SPACEHAB Payload Processing facility and stow all camera hardware in a suitable containment compartment onboard the SPACEHAB module.

         7. SHI will provide the required flight operations support to the NHK camera in-flight operations and work any issues with respect to flight crew schedule or hardware performance for the duration of the mission.

         8. SHI will provide for the post-flight return of the NHK camera and all related hardware to NHK as soon as possible following the Shuttle landing.

         9. SHI will designate a contract development and implementation manager who will be responsible for coordinating with a Mitsubishic counterpart all financial, scheduling, implementation progress reporting and policy matters related to this contract.

III.     RESPONSIBILITIES OF MITSUBISHI

         Mitsubishi will serve as NHK's administrative agent for establishing a contract relationship with SHI. Therefore, it is Mitsubishi's responsibility to establish and maintain this contract directly with SHI, on NHK's behalf, in order for NHK to obtain from SHI the necessary lease and integration services required for the successful flight of the camera in the SPACEHAB module. Acting in this capacity, Mitsubishi will:

         A. Facilitate NHK's completion of the following critical preparatory functions in support of the flight of the Experiments:

         1. Timely delivery of the NHK-provided camera hardware and materials to the SPPF for preflight processing.

         2. NHK support to meetings, teleconferences, flight crew training sessions, integrated mission simulations and real-time missions operations

         3. Designation of NHK technical points of contact that will be responsible for coordinating with the SHI Payload Coordinator all technical activities to be performed under this Agreement

         B. Designation of an Mitsubishi Contract Development and Implementation Manager (CDIM) who will be responsible for coordinating with the SHI CDIM all financial, scheduling, implementation progress reporting and policy matters related to this contract.

         C. Establishment and maintenance of the required contract(s) with NHK to facilitate NHK sponsorship of the flight of the camera on STS 95.

         D. Establishment and maintenance of the required contract with SHI to obtain SHI lease and integration services necessary for the flight of the Experiments in SPACEHAB on STS 95.


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         E. Receipt of established contract milestone payments from NHK and provision of established contract milestone payments to SHI for performance of these required services.


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